UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2013

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Core Molding Technologies, Inc. (the “Company”) was held on May 15, 2013. As of the record date, there were a total of 7,275,535 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 6,477,163 shares of the Company’s common stock entitled to vote were present or represented by proxy at the Annual Meeting constituting a quorum. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. For more information on the five proposals see the Company's definitive proxy statement dated April 9, 2013.

The results are as follows:

Proposal 1 — Election of six directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Kevin L. Barnett	4,164,088	796,336	1,516,739
Thomas R. Cellitti	4,095,852	864,572	1,516,739
James F. Crowley	4,838,019	122,405	1,516,739
Ralph O. Hellmold	4,835,228	125,196	1,516,739
Matthew E. Jauchius	4,892,612	67,812	1,516,739
James L. Simonton	4,162,505	797,919	1,516,739

Proposal 2 — Approval of the amendment to the 2002 Employee Stock Purchase Plan to authorize an additional 100,000 shares of the Company's common stock to be offered under the plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,775,935	121,834	62,655	1,516,739

Proposal 3 — An advisory vote on the frequency of the advisory vote on executive compensation.

Every 1 Year	Every 2 Years	Every 3 Years	Shares Abstain	Broker Non-Votes
3,675,587	5,219	180,239	1,099,379	1,516,739

Proposal 4 — An advisory vote on the compensation of the named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,775,183	86,006	1,099,235	1,516,739

Proposal 5 — Ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for year ending December 31, 2013.

Votes For	Votes Against	Votes Abstain
6,406,712	35,323	35,128

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
May 17, 2013	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer